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Exhibit 99.1

632 Broadway, Suite 301 New York, New York 10012 Tel: (212) 529-9200 Fax (212) 529-5800 www.electric-fuel.com	Corporate News

—For Immediate Release—

ELECTRIC FUEL ACQUIRES IES INTERACTIVE TRAINING

Second half 2002 revenues expected to exceed $8 million
New acquisition further develops Defense and Homeland Security business

        New York, NY—August 5, 2002—Electric Fuel Corporation (NasdaqNM: EFCX) announced today the acquisition of IES Interactive Training (IES), a U.S. company that is a leading provider of interactive, multimedia, fully digital training simulators for law enforcement, homeland security, military and similar applications. The acquisition is the second addition to the defense and safety business in the past month. As with the preceding acquisition, IES is profitable and will positively impact the Company's top-line growth.

        The consideration for the assets purchased consisted of cash and promissory notes in an aggregate amount of $4,800,000 ($3,000,000 in cash and $1,800,000 in promissory notes) plus a total of 3,250,000 shares of the Company's common stock, which shares are the subject of a voting agreement on the part of IES and certain of its affiliated companies. Electric Fuel expects the IES management team to remain with the business. During the first half of 2002, IES recorded revenues of $3,271,000 and net pre-tax profit of $652,000.

        Estimated pro forma results of the consolidated company, after giving effect to the acquisition of IES and the recently-announced acquisition of MDT, would provide Electric Fuel with combined first half revenues of $8,614,000 (compared to $1,551,000 actual), and combined net loss of $(4,968,000) (compared to $(5,974,000) actual). Total pro forma stockholders' equity as at June 30, 2002 after giving effect to the acquisitions of IES and MDT would have been $26,400,000 (compared to $17,391,000 actual).

        IES specializes in "use of force" training for police, homeland security personnel and the military. They offer products and services that allow organizations to train their personnel in safe, productive, and realistic environments. Its training systems offer more functionality, greater flexibility unprecedented realism and a wide variety of user interface options. IES systems are sold to corporations, government agencies, military and law enforcement professionals around the world. The simulators are currently used by some of the worlds cutting-edge training academies, including (in the United States) the Secret Service, the Bureau of Alcohol, Tobacco and Firearms, the Houston Police Department, the Customs Service, the Border Patrol, the Bureau of Engraving and Printing, the Coast Guard, the Federal Law Enforcement Training Centers, the California Department of Corrections, the Detroit Police Department, the Washington DC Metro Police and international users such as the Israeli Defense Forces, the German National Police, the Royal Thailand Army, the Hong Kong Police, the Russian Security Police, and over 400 other training departments worldwide.

        IES's interactive training systems range from the powerful Range 3000 use-of-force simulator system to the multi-faceted A2Z Classroom Training system. The RANGE 3000 line of simulators addresses the entire use of force training continuum in law enforcement, allowing the trainee to use posture, verbalization, soft hand skills, impact weapons, chemical spray, low-light electronic weapons and lethal force in a scenario based classroom environment. The A2Z Classroom Trainer provides the trainer with real time electronic feedback from every student through wireless handheld keypads. The combination of interactivity and instant response assures that learning takes place in less time with higher retention.

        "IES has an excellent management team and staff; a strong roster of premier customers; and is on an aggressive revenue growth pattern in light of events stemming from September 11," said Yehuda Harats, president and CEO of Electric Fuel. "The consolidation of IES into Electric Fuel's defense-related business can be expected to significantly broaden our reach in this growing field. With our recent acquisitions and the growth in our zinc-air battery business in the military and homeland security sectors, we look forward to improved market penetration and increased sales opportunities. Along with our electric vehicle program, which will remain an integral part of our business, we are now expecting a significant improvement in our P&L and a revenue gain to more than $8 million in the second half of 2002."

Conference Call

        There will be a special conference call on Wednesday, August 14, 2002 at 11:00 AM EDT to discuss the acquisition and its impact on Electric Fuel Corporation. To take part in the conference call, please dial (800) 946-0712 (U.S.) or + 1 (719) 457-2641(International) a few minutes before the 11:00 AM EDT start time. For your convenience, an instant replay will be available Wednesday, August 14, 2002 at 1:30 PM EDT until Friday, August 16, 2002 at 8:00 PM EDT. The replay telephone numbers are +1 (888) 203-1112 (U.S.); +1 (719) 457-0820 (International). The confirmation number is 130305.

        As attendance is limited, please RSVP via e-mail mir@electric-fuel.com or voice mail to (888) 996-4440 as soon as possible.

About IES Interactive Training

        IES Interactive Training is a world-leading manufacturer of hi-tech multimedia and interactive digital training solutions to corporations, government agencies and military and law enforcement professionals around the globe. Through the incorporation of a unique solution-driven philosophy and an experienced team of interdisciplinary professionals, IES has assumed a leadership role in delivering products that set the industry standard for interactive simulation training systems. Its focus is to develop and sell advanced multimedia training systems specifically targeted for law enforcement and firearms training. For further information about IES, please visit the company's website at www.ies-usa.com.

About Electric Fuel

        With corporate and sales offices in New York and London, England, and manufacturing and R&D facilities in Israel and Alabama, Electric Fuel Corporation is a world leader in primary and refuelable Zinc-Air fuel cell technology, pioneering advancements in consumer electronics, electric vehicles and defense and safety products. For more information on Electric Fuel, our products and their applications or our business divisions, please visit our web site at http://www.electric-fuel.com.

INVESTOR & FINANCIAL MEDIA CONTACT:

Conrad F. Mir
Director of Investor Relations
Electric Fuel Corporation
(212) 529-9200, ext 111
 mir@electric-fuel.com

# # #

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Electric Fuel's products; market acceptance of new products and continuing product demand; the ability to manage growth and ramp-up production effectively as needed; the impact of competitive products and pricing on Electric Fuel's products and markets; changing economic conditions; delay, cancellation or non-renewal of purchase orders; significant future capital requirements; and other risk factors detailed in Electric Fuel's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and other filings with the Securities and Exchange Commission. Electric Fuel assumes no obligation to update the information in this release. Reference to websites above does not constitute incorporation of any of the information thereon into this press release.

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  Exhibit 99.1
ELECTRIC FUEL ACQUIRES IES INTERACTIVE TRAINING